Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-225680 and File No. 333-233432), Form S-3 (File No. 333-223130 and File No. 333-223530) and Form S-8 (File No. 333-188839, File No. 333-196533, File No. 333-218499 and File No. 333-232348) of InspireMD, Inc. of our report dated March 9, 2020 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 9, 2020	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited